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                                                                   EXHIBIT 10.12
                                                                     TRANSLATION


                           Software License Agreement

This Software License Agreement (hereinafter referred to as "This Agreement") has been executed by and between the following parties on September 10, 2003 in Beijing.

Licensor: Ctrip Computer Technology (Shanghai) Co., Ltd.

Licensee: An affiliated Chinese entity of Licensor
Address: Room ___, Building ___, _______ Street, Beijing

Whereas:

(1) Licensor is a wholly foreign owned enterprise registered in Shanghai, the People's Republic of China (hereinafter referred to as "China"), and has the copyright to the software ("Software") shown in Attachment 1;

(2) Licensee is a company with exclusively domestic capital registered in China and may engage in the air-ticketing business as approved by China Aviation Northern China Management Bureau;

Wherefore, through mutual discussion, the parties have reached the following agreements:

1.       The Grant of License

1.1      The Software

1.1.1 Licensor agrees to grant Licensee the right to use the Software in China upon the terms and conditions of this Agreement, and Licensee agrees to accept license upon the same terms and conditions.

1.1.2 Licensor has sole and exclusive rights to the Software, including its improvement, upgrades and derivative works, regardless of whether the aforementioned works have been created by Licensor or Licensee. The rights and obligations under this Section shall survive the termination of this Agreement.

1.2      Scope

1.2.1 The Software granted to Licensee by this Agreement shall only be used in by Licensee's designated systems in processing the Licensee's internal data. In the event that the designated systems are inoperable, such programs may be used by the backup systems. Licensee shall not sublicense the programs for use by others or use them in training third parties, commercial sharing and leasing, unless there are contrary provisions in this Agreement.

1.2.2 The right to use the Software granted by this Agreement to Licensee shall be valid in China only. Licensee agrees not to directly or indirectly use or authorize the use of said Software in any other region.

2.       Method of Payment

Licensee agrees to pay a royalty to Licensor. For the calculation method and method of payment of the royalty, see Attachment 2 to this Agreement. At any time, Licensor shall

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                                                                   EXHIBIT 10.12
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have the right to relieve Licensee of the obligation to pay the royalty based on the actual use or make an adjustment to the amount set forth in Attachment 2.

3.       Licensor's Rights and Protection of Rights

3.1 Licensee agrees that during the term of this Agreement and thereafter, it shall not challenge the copyright and other rights Licensor retains with respect to the aforementioned Software, shall not challenge the validity of this Agreement, and shall not engage in any actions or omission deemed harmful by Licensor to its rights and the License.

3.2 Licensee agrees to provide necessary assistance to Licensor to protect the rights owned by Licensor with respect to the Software. As soon as any third party files an infringement claim against the Software, Licensor may, at its discretion, respond to the claim lawsuit in its own name, Licensee's name or the names of both parties. Upon the occurrence of any infringement by any third party with respect to the aforementioned Software, Licensee shall to the extent of its knowledge immediately inform Licensor in writing of the infringement with respect to the aforementioned Software; only Licensor shall have the right to decide whether to take action against such infringement.

3.3 Licensee agrees to use the aforementioned Software only in accordance with this Agreement, and shall not use the Software in any manner deemed fraudulent or misleading by Licensor or any other manner harmful to the Software or Licensor's reputation.

4.       Confidentiality Clauses

4.1 Licensee shall maintain the confidentiality of any materials and information (hereinafter referred to as "Confidential Information") of Licensor that Licensee learns or has access to due to its acceptance of the Software License; upon the termination of this Agreement, Licensee shall return any document, material or software that contains such Confidential Information to Licensor at Licensor's request, or shall destroy same on its own, shall delete any Confidential Information from the relevant memory devices and shall not continue to use such Confidential Information. Without the written consent of Licensor, Licensee shall not disclose, give or transfer such Confidential Information to any third party.

4.2 The parties agree that this section shall survive changes to, rescission or termination of this Agreement.

5.       Representations and Warranties

5.1      Licensor represents and warrants as follows:

5.1.1 Licensor is a wholly foreign owned enterprise legally registered and validly existing in accordance with Chinese laws.

5.1.2 Licensor shall execute and perform this Agreement within the scope of its corporate authority and business; has taken necessary corporate actions to give appropriate authorization and to obtain the approval and permission from third parties and government authorities, and shall not violate restrictions by laws and contracts binding or having an effect thereon.

5.1.3 This Agreement shall constitute Licensor's legitimate, valid and binding obligations as soon as it is legally executed, and shall be enforceable against it.

5.1.4    Licensor has the copyright to the Software.

5.2      Licensee represents and warrants as follows:

5.2.1 Licensee is a company legally registered and validly existing in accordance with Chinese laws and may engage in agency business in the sales of air transportation upon approval by China Aviation Northern China Management Bureau;

5.2.2 Licensee shall execute and perform this Agreement within the scope of its corporate authority and business; has taken necessary corporate actions to give appropriate authorization and to obtain the approval and permission from third parties and government authorities, and shall not violate restrictions by laws and contracts binding or having an effect thereon.


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                                                                   EXHIBIT 10.12
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5.2.3    This Agreement shall constitute Licensee's legitimate, valid and binding obligations as soon as it is legally executed, and shall be enforceable against it.

6.       Effectiveness and Term

6.1 This Agreement shall be executed as of the date first above written and shall take effect as of the even date therewith. Unless terminated early in accordance with this Agreement, this agreement shall be valid for a term of ten years, provided that after the execution of this Agreement, Licensor and Licensee shall review the contents of this Agreement every three months, to determine whether to make amendments or supplements to this Agreement based on the circumstances then.

6.2 This Agreement may be renewed for one year upon written confirmation by Licensor prior to the expiration of the term thereof, provided that Licensee shall have no right to decide whether this Agreement shall be renewed.

7.       Termination

7.1      Early Termination

         Without compromising the rights or remedies entitled to at law or for other reasons by the terminating party, upon the occurrence of any material breach by either party, including but not limited to violations of the obligations under Section 3.1, Section 3.2 and
         Section 3.3 of this Agreement and in the event that within 30 days after receipt of notice from the non-breaching party regarding the occurrence and existence of the breach, the breaching fails to cure its breach, this Agreement may be immediately terminated upon written notice to the other party. During the term of this Agreement, Licensor may terminate this Agreement at any time upon 30 days written notice to Licensee.

7.2      Provisions After Termination

         The rights and obligations of the parties under Section 11.2, Article 3, Section 4.1 and Article 10 shall survive the termination of this Agreement.

8.       The Effect of the Termination Or Expiration of Agreement

Upon termination or expiration of this Agreement, all rights granted to Licensee shall promptly revert to Licensor. Licensor may freely transfer the right to use the copyright to

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                                                                   EXHIBIT 10.12
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said Software to others. Licensee shall not use the Software anymore or directly or indirectly use the Software.

9.       Force Majeure

9.1 "Force majeure" shall refer to any event beyond the reasonable control of either party and that still cannot be avoided even if the party affected has exercised reasonable care, including but not limited government actions, acts of God, fire, explosions, storms, flood, earthquakes, tides, lightning or war. But a lack of credit, funds or financing shall not be deemed a circumstance beyond the reasonable control of either party. The party affected by a "force majeure event" shall notify the other party of such relief from liability as soon as possible.

9.2 In the event that the performance of this Agreement is delayed or impeded by the aforementioned "force majeure," the party affected by such force majeure shall not be liable in any way under this Agreement to the extent of such delay or impedance. The party affected shall take appropriate measures to mitigate or eliminate the impact of such "force majeure" and shall attempt to resume the performance of obligations delayed or impeded by such "force majeure." As soon as the force majeure event is eliminated, the parties agree to use their best efforts to resume the performance of this Agreement.

10.      Resolution of Disputes

In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the parties shall hold consultations in good faith to resolve same. Upon failure by the parties to reach an agreement on the resolution of such a dispute within 30 days after any party submits a request to resolve same through consultations, any party may submit the relevant dispute to the China International Economics and Foreign Trade Arbitration Commission Shanghai Chapter for resolution by arbitration, in accordance with its arbitration rules effective then. The arbitration shall be performed in Shanghai, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both parties.

11.      Notices

Notices or other communications sent by either party as required by this Agreement shall be written in Chinese, and a notice shall be deemed served when it is delivered to the address of either party or the addresses of both parties below by personal delivery, registered mail, mail with prepaid postage or recognized express mail or facsimile.

To Licensor:      Ctrip Computer Technology (Shanghai) Co., Ltd.
                  Address: 3rd fl., Building 63, Hong Cao Road, Shanghai
                  Facsimile: (021) 542651600
                  Phone: (021) 34064880

Licensee:         An affiliated Chinese entity of Licensor
                  Address: Room ___, ______ Building, ________ Street, Beijing
                  Facsimile:
                  Phone:



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                                                                   EXHIBIT 10.12
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12.      Reassignment and Sublicense

Licensee shall not transfer, mortgage and sublicense this Agreement and the rights and obligations of Licensee under this Agreement without the written consent of Licensor.

13.      Applicable Laws

The effectiveness, construction and enforcement of this Agreement shall be governed by Chinese laws.

14.      Amendments and Supplements

The parties shall make amendments and supplements to this Agreement in writing. The amendment agreements and supplementary agreements that have been signed by the parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

15.      Severability

In the event that any provisions of this Agreement are invalid or unenforceable due to inconsistency with law, then such provisions shall only be invalid or unenforceable to the extent of the jurisdiction of such law, and shall not affect the legal validity of the remaining provisions of this Agreement.

16.      Attachments

Any attachment to this Agreement shall be an integral part thereof, and shall have the same legal validity as this Agreement.



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                                                                   EXHIBIT 10.12
                                                                     TRANSLATION


IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the date first above written.



Licensor: Ctrip Computer Technology (Shanghai) Co., Ltd.
Authorized representative:

Licensee:
Authorized representative:




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                                                                   EXHIBIT 10.12
                                                                     TRANSLATION


Attachment 1: Specific Contents of Software

Ctrip Online Reservation System
Ctrip Call-Center Reservation System
Ctrip Travel Website System



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                                                                   EXHIBIT 10.12
                                                                     TRANSLATION


Attachment 2: The Calculation and Payment of the Software Royalty

The rate of the Software royalty shall be RMB3,000 per year, and Licensee shall pay the aforementioned Software royalty by the April 1 every year. Licensor shall have the right to decide at its discretion whether to waive Licensee's Software royalty.